Exhibit 99.1

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:

Robert L. Gould

Debra Larsson

410 470-7433

Investor Contacts:	Kevin Hadlock
410 470-3647
Janet Mosher
410 470-1884

Constellation Energy Announces Key Executive Appointments

Jonathan W. Thayer Named Chief Financial Officer

Charles A. Berardesco Named General Counsel

BALTIMORE – Oct. 21, 2008 – Constellation Energy (NYSE: CEG) today announced two new management appointments – Jonathan (Jack) W. Thayer as chief financial officer and Charles A. Berardesco as general counsel – as the Company progresses toward closing its merger with MidAmerican Energy Holdings Company. The appointments are effective immediately.

“Jack and Charlie are talented and experienced executives, who possess extensive knowledge of their disciplines, as well as a deep understanding of Constellation Energy’s businesses, customers, stakeholders and culture,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “I am confident in their ability and expertise to move the company forward and achieve our strategic objectives.”

Thayer, 37, previously served as vice president and managing director of corporate strategy and development at Constellation Energy, and was appointed treasurer in August 2008. He succeeds John R. Collins, who has stepped down from his role as chief financial officer and will move into an advisory capacity to assist with the MidAmerican merger and other strategic initiatives. Collins will continue to serve as chairman, Constellation Energy Partners, LLC

(NYSE: CEP), which was formed, and is approximately 28 percent owned, by Constellation Energy.

Berardesco, 50, previously vice president, deputy general counsel, chief compliance officer and corporate secretary of Constellation Energy, succeeds Irving B. Yoskowitz, who is retiring.

As vice president and managing director of corporate strategy and development, Thayer has been responsible for strategic transaction analysis and planning since his appointment in November 2004. He previously headed Constellation Energy’s investor relations department, managing relationships with the Company’s shareholders and analysts and building an industry-leading investor relations and shareholder services function as part of Constellation Energy’s corporate turnaround. Prior to joining Constellation Energy, Thayer held financial positions at Deutsche Bank Securities Inc. and SBC Warburg Dillon Read Inc., where he focused on mergers and acquisitions and transaction financing.

Thayer earned a bachelor’s degree from Middlebury College and a master’s degree in business administration from Harvard University.

Berardesco has served as vice president and deputy general counsel since September 2006.  He has been responsible for Constellation Energy’s SEC reporting, legal compliance and ethics programs, supporting mergers and acquisitions, corporate finance and corporate staff functions, while also coordinating the activities of the Company’s Board of Directors. He joined Constellation Energy in January 2003 as associate general counsel and was appointed chief compliance officer and corporate secretary in 2005. Prior to joining Constellation Energy, Berardesco served as vice president, general counsel and corporate secretary of Fusura, a consortium of AIG, Kemper and Prudential. He also was senior vice president, general counsel and corporate secretary for HCIA, a publicly held health care information company, and was previously counsel with the national law firm of Piper Rudnick and partner in the law firm of Whiteford, Taylor & Preston.

Berardesco earned his bachelor’s degree from Duke University and his Juris Doctor from The George Washington University, where he was the managing editor of The George Washington Law Review.

About Constellation Energy

Constellation Energy (http://constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Forward-Looking Statements and Additional Information

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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